UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2010

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On July 20, 2010, the board of directors of RTI Biologics, Inc. (the “Company”) elected Dean H. Bergy of Stryker Corporation as a new member of the board of directors. Mr. Bergy will serve as a Class II director and as chairman of the audit committee. Mr. Bergy will be compensated on the same terms as the Company’s other non-employee directors.

There is no understanding or arrangement between Mr. Bergy and any other person or persons with respect to his election as director and there are no family relationships between Mr. Bergy and any other director or executive officer or person nominated or chosen to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Bergy or any member of his immediate family had, or will have, a direct or indirect material interest.

For more information about Mr. Bergy, including a brief description of his business experience, reference is made to the Company’s press release dated July 22, 2010, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by the Company dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: July 22, 2010	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Biologics, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document
99.1	Press Release issued by the Company dated July 22, 2010.